                             Exhibit 11

                        IMMUNEX CORPORATION
               (in thousands, except per share amounts)
                            (unaudited)

                                                          Three months   Three months
                                                             ended          ended
                                                          September 30,  September 30,
                                                               1997           1996
                                                          -------------  ------------
PRIMARY
  Average shares outstanding                                    39,645       39,602
  Net effect of dilutive stock options and stock warrants
   based on the treasury stock method using average
   market price during the period                                1,556            0
                                                          -------------  ------------

   Number of shares used for per share amounts                  41,201       39,602
                                                          -------------  ------------
                                                          -------------  ------------

   Net income per common share                               $    0.15     $  (0.27)
                                                          -------------  ------------
                                                          -------------  ------------

FULLY DILUTED
  Average shares outstanding                                    39,645       39,602
  Net effect of dilutive stock options and stock warrants
   based on the treasury stock method using closing
   market price during the period                                2,069            0
                                                          -------------  ------------

   Number of shares used for per share amounts                  41,714       39,602
                                                          -------------  ------------
                                                          -------------  ------------

   Net income per common share                               $    0.15     $  (0.27)
                                                          -------------  ------------
                                                          -------------  ------------


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